FOR IMMEDIATE RELEASE

PINPOINT ADVANCE CORP. EXECUTES LETTER OF INTENT, DISPUTE AS
TO EXECUTION OF A DEFINITIVE AGREEMENT; TO LIQUIDATE TRUST
ACCOUNT AND RETURN FUNDS TO PUBLIC STOCKHOLDERS

Herzeliya, Israel, October 27, 2008 - Pinpoint Advance Corp. (OTC BB: PPAC, PPACU, PPACW), a special purpose acquisition corporation (“Pinpoint” or the “Company”), announced it has executed a letter of intent to effectuate a business combination with a privately-held company with its headquarters in Israel (the “LOI”). All parties to the LOI negotiated the terms of a definitive agreement for more than four months and, in fact, a definitive agreement (the “Agreement”) was executed by all parties to the LOI. However, one of the parties to the Agreement claimed it never released its signature thereto and has since indicated that it no longer wishes to pursue the proposed business combination.

Pinpoint believes a binding, definitive agreement was executed by all parties and is currently reviewing all available legal options. However, because one of the parties has indicated its position that no binding agreement currently exists and that it was no longer interested in the transaction envisioned in the Agreement, Pinpoint must, pursuant to the terms of its governing documents, liquidate the trust account established by Pinpoint for the benefit of its public stockholders (the “Trust Account”), and return funds to the holders of shares of Pinpoint common stock issued in its initial public offering (the “IPO Shares”), in accordance with its IPO prospectus and the terms of its amended and restated certificate of incorporation. After establishing a reserve for accrued Delaware franchise taxes and for other expenses, as of October 27, 2008, approximately $28,500,000 (approximately $9.91 per IPO Share) was in the Trust Account available for distribution (the “Redemption Payment”).

Pinpoint intends to call a special meeting of its stockholders as soon as reasonably practicable for the purpose of seeking stockholder approval to: (i) redeem the IPO Shares for cash from the Trust Account in an amount per share equal to the Redemption Payment and (ii) continue Pinpoint’s corporate existence in a modified form following distribution of the Trust Account, rather than dissolve the Company, as currently required by its Amended and Restated Certificate of Incorporation, while the Company (a) evaluates its options with respect to seeking damages against some of the other parties to the Agreement and LOI and/or (b) seeks other uses for the Company. To accomplish these goals, Pinpoint’s board of directors believes it is necessary to modify its Amended and Restated Certificate of Incorporation to, among other things, eliminate the blank check company provisions which require, among other things, the dissolution of Pinpoint following distribution of the Trust Account in the event a business combination cannot be timely consummated.

About Pinpoint Advance Corp.

Pinpoint Advance Corp. is a blank check company formed in Delaware on September 6, 2006 to acquire a business with operations in Israel through acquisition, merger, capital stock exchange, asset acquisition, stock purchase or other similar business combination. Pinpoint’s initial public offering was consummated on April 25, 2007, receiving gross proceeds of $28,750,000 through the sale of 2,875,000 units at $10.00 per unit. Each unit is comprised of one share of Pinpoint common stock and one warrant with an exercise price of $7.50.

Forward Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about Pinpoint. Forward-looking statements are statements that are not historical facts. Such forward-looking statements, based upon the current beliefs and expectations of Pinpoint’s management, are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. The information set forth herein should be read in light of such risks. Pinpoint assumes no obligation to update the information contained in this presentation

Additional Information and Where to Find It

This press release is being made pursuant to and in compliance with Rules 145, 165 and 425 of the Securities Act of 1933, as amended, and does not constitute an offer of any securities for sale or a solicitation of an offer to buy any securities. Pinpoint and its directors and executive officers may be deemed to be participants in the solicitation of proxies for the special meeting of Pinpoint stockholders. In connection therewith, Pinpoint will file with the SEC a preliminary proxy statement and a definitive proxy statement. Stockholders are advised to read, when available, Pinpoint’s preliminary proxy statement and definitive proxy statement in connection with the solicitation of proxies for the special meeting because these statements will contain important information. The definitive proxy statement will be mailed to stockholders as of a record date to be established for voting on the matters set forth therein. Stockholders will also be able to obtain a copy of the proxy statement, without charge, by directing a request to: Pinpoint Advance Corp., 4 Maskit Street, Herzeliya, Israel 47600. The preliminary proxy statement and definitive proxy statement, once available, can also be obtained, without charge, at the Securities and Exchange Commission's internet site (http://www.sec.gov).

### #### ###

CONTACT:	-OR-	INVESTOR RELATIONS:
Pinpoint Advance Corp.		Cameron Associates
Ronen Zadok		John McNamara
Chief Financial Officer		VInvestor Inquiries
+972 9-9500245		(212) 5545485/